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                                                                    EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CFX Corporation on Form S-8 of our report dated January 27,1995 (relating to the consolidated financial statements of Orange Savings Bank and subsidiary for the year ended December 31, 1994 not presented separately herein), appearing in the Current Report on Form 8-K of CFX Corporation dated December 12, 1997.

Deloitte & Touche LLP

Boston, MA
December 12, 1997